EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 31, 2007, relating to the financial statements and financial statement schedules of Precision Castparts Corp. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Precision Castparts Corp. for the year ended April 1, 2007.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Portland, Oregon

July 25, 2007